EXECUTION VERSION


COMMITTED FACILITY AGREEMENT
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BNP PARIBAS PRIME BROKERAGE, INC. ("BNPP PB, INC.") and the counterparty specified on the signature page ("CUSTOMER"), hereby enter into this Committed Facility Agreement (this "AGREEMENT"), dated as of the date specified on the signature page.

Whereas BNPP PB, Inc. and Customer have entered into the U.S. PB Agreement, dated as of the date hereof (the "U.S. PB AGREEMENT") (the U.S. PB Agreement and this Agreement, collectively, the "40 ACT FINANCING AGREEMENTS").

Whereas this Agreement supplements and forms part of the other 40 Act Financing Agreements and sets out the terms of the commitment of BNPP PB, Inc. to provide financing to Customer under the 40 Act Financing Agreements.

Now, therefore, in consideration of the foregoing promises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.    DEFINITIONS -

      (a) Capitalized terms not defined in this Agreement have the respective meaning assigned to them in the U.S. PB Agreement. The 40 Act Financing Agreements are included in the term "Contract," as defined in the U.S. PB Agreement.

      (b) "ACCOUNT AGREEMENT" means the Account Agreement attached as Exhibit A to the U.S. PB Agreement.

      (c) "BORROWING" means a draw of cash financing by Customer from BNPP PB, Inc. pursuant to Section 2 of this Agreement.


      (d)   "CLOSING DATE" means March 21, 2011.

      (e) "COLLATERAL REQUIREMENTS" means the collateral requirements set forth in Section 1 of Appendix A attached hereto.

      (f) "COURT ISSUED FILINGS" means each court order, court decision, summons, transcript of proceedings, minute entry, stipulation and all other documents issued, approved and signed by the court in connection with the Disclosed Legal Proceedings.

      (g)   "CUSTODIAN" means PFPC Trust Company.

      (h) "DISCLOSED LEGAL PROCEEDINGS" means the legal proceedings disclosed in the Customer's Annual Report dated October 31,
            2010.

      (i) "MAXIMUM COMMITMENT FINANCING" means U.S. $16,000,000 with the ability to increase to U.S. $23,000,000 with BNPP's consent.

      (j) "NAV TRIGGER EVENT" means (A) as of the close of business on the last Business Day of any calendar month within the one month period after the Closing Date (the "FIRST MONTHLY PERIOD"), the Net Asset Value of Customer as of such last Business Day of such calendar month has declined by thirty percent (30%) or more from the Net Asset Value on the Closing Date, provided that following the First Monthly Period, it shall be a Facility Termination Event if the Net Asset Value of Customer as of the close of business on the last Business Day of any calendar month has declined by thirty percent (30%) or more from the Net Asset Value of Customer as of the close of business on the last Business Day of the immediately preceding calendar month; (B) as of the close of business on the last Business Day of any calendar month within the three month period after the

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            Closing Date (the "FIRST THREE MONTH PERIOD"), the Net Asset Value
            of Customer as of such last Business Day of any of the three calendar months has declined by forty percent (40%) or more from the Net Asset Value on the Closing Date, provided that following the First Three Month Period, it shall be a Facility Termination Event if the Net Asset Value of Customer as of the close of business on the last Business Day of any calendar month has declined by forty percent (40%) or more from the Net Asset Value of Customer as of the close of business on the last Business Day of the calendar month three months prior, or (C) as of the close of business on the last Business Day of each calendar month within the twelve month period after the Closing Date (the "FIRST TWELVE MONTH PERIOD"), the Net Asset Value of Customer as of such last Business Day of any of the twelve calendar months has declined by fifty percent (50%) or more from the Net Asset Value on the Closing Date, provided that following the First Twelve Month Period, it shall be a Facility Termination Event if the Net Asset Value of Customer as of the close of business on the last Business Day of any calendar month has declined by fifty percent (50%) or more from the Net Asset Value of Customer as of the close of business on the last Business Day of the calendar month twelve months prior (for purposes of (A), (B) and (C) above, any decline in Net Asset Value shall not take into account any positive or negative change caused by capital transfers, such as redemptions, withdrawals, subscriptions, contributions, dividends or investments, howsoever characterized, and all amounts set forth in redemption notices received by or on behalf of Customer (notwithstanding the date the actual redemption shall occur)).

      (k) "NET ASSET VALUE" means, with respect to Customer, the aggregate net asset value of the common stock issued by Customer calculated in accordance with U.S. generally accepted accounting principles.

      (l) "NET ASSET VALUE FLOOR" means, with respect to Customer, an amount equal to the greater of (i) 50% of the Net Asset Value of Customer, calculated as of the date of execution and (ii) 50% of the Net Asset Value of Customer, calculated as of Customer's most recent fiscal year-end subsequent to the date hereof.

      (m) "OUTSTANDING DEBIT FINANCING" means the aggregate net cash balance (excluding current short sale proceeds) held under the 40 Act Financing Agreements if such net cash balance is a debit, or zero if such aggregate net cash balance is a credit. For the purposes of calculating such aggregate net cash balance, if Customer holds credit or debit cash balances in non-USD currencies, BNPP PB, Inc. will convert each of these balances into USD at prevailing market rates to determine Customer's aggregate net cash balance.

      (n) "SPREAD INCREASE CAP" means (a) if a Borrowing is effected after the occurrence of a Facility Termination Event, then the cap shall be determined by BNPP PB, Inc. in its sole discretion and (b) otherwise, 200 basis points.

      (o)   "1940 ACT" means the Investment Company Act of 1940, as amended.

2.    BORROWINGS -

      Subject to Section 7, BNPP PB, Inc. shall make available cash financing under the 40 Act Financing Agreements in an amount up to the relevant Maximum Commitment Financing. Such cash financing shall be made available in immediately available funds. Customer may borrow under this Section 2, prepay pursuant to Section 4 and reborrow under this Section 2 without penalty.

      On the Closing Date, BNPP PB, Inc. shall make funds available to Customer in an amount up to the Maximum Commitment Financing. Each subsequent Borrowing (together with the Outstanding Debit Financing not to exceed the Maximum Commitment Financing) shall be made on written notice, given by Customer to BNPP PB, Inc. not later than 11:00 A.M. (New York City time)

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      on the Business Day immediately preceding the date of the proposed
      Borrowing (which must be a Business Day) by Customer. Subject to Section 7, BNPP PB, Inc. shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available to Customer the amount of such Borrowing (provided that, the Outstanding Debit Financing would not exceed the Maximum Commitment Financing following such Borrowing) payable to the account designated by the Customer in such notice of borrowing.

3.    REPAYMENT -

      (a) Upon the occurrence of a Facility Termination Event, an event described in Section 16(a) hereof, or the date specified in the Facility Modification Notice as described in Section 6, all Borrowings (including all accrued and unpaid interest thereon and all other amounts owing or payable hereunder) may be recalled by BNPP PB, Inc. in accordance with Section 1 of the U.S. PB Agreement.

      (b) Upon the occurrence of a Default, the BNPP Entities shall have the right to take any action described in section 13(b) hereof.

4.    PREPAYMENTS -

      Customer may, upon at least one Business Day's notice to BNPP PB, Inc. stating the proposed date and aggregate principal amount of the prepayment, prepay all or any portion of the outstanding principal amount of the Outstanding Debit Financing, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided that Customer shall continue to be obligated to pay the commitment fee as set forth in Appendix B in respect of any undrawn Maximum Commitment Financing.

5.    INTEREST -

      Customer shall pay interest on the outstanding principal amount of each Borrowing from the date of such Borrowing until such principal amount shall be paid in full, at the rates specified on Appendix B attached hereto. Such interest shall be payable monthly, and if not paid when due, any unpaid interest shall be capitalized on the principal balance; provided that, notwithstanding such capitalization, the failure by Customer to pay such interest when due, shall be a failure of Customer to comply with an obligation under this Agreement.

6.    SCOPE OF COMMITTED FACILITY -

      Subject to Section 7, BNPP PB, Inc. shall make available cash financing under the 40 Act Financing Agreements up to the relevant Maximum Commitment Financing, and may not take any of the following actions except upon at least 180 (or 30 if a NAV Trigger Event occurs) calendar days' prior notice (the "FACILITY MODIFICATION NOTICE"):

      (a) modify the Collateral Requirements other than in accordance with the terms of Appendix A;

      (b) recall or cause repayment of any cash loan under the 40 Act Financing Agreements;

      (c) modify the interest rate spread on cash loans under the 40 Act Financing Agreements, as set forth in Appendix B attached hereto;

      (d) modify the fees, charges or expenses other than those described in clause (c) above, as set forth in Appendix B attached hereto (the "FEES"); or

      (e)   terminate any of the 40 Act Financing Agreements.

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7.    CONDITIONS FOR COMMITTED FACILITY -

      The commitment as set forth in Sections 2 and 6 only applies so long as -

      (a)   Customer satisfies the Collateral Requirements;

      (b)   no Default or Facility Termination Event has occurred; and

      (c)   no termination of this Agreement has occurred as provided under
            Section 6(e).

      Notwithstanding anything to the contrary in the foregoing or elsewhere in the 40 Act Financing Agreements, upon the occurrence of an initial or final adjudication of fines, damages, judgments or other form of penalties against Customer or its property in excess of $1,000,000, in the aggregate, to the extent not covered by Customer's third party insurance, so long as they are undischarged, unvacated, unbonded or unstayed, (i) BNPP PB, Inc. shall not be obligated to make available any additional cash financing (irrespective of whether Customer may seek to repay and reborrow), and (ii) the Customer shall not be entitled to effect a Borrowing of any remaining undrawn capacity under the Maximum Commitment Financing; provided, that, Customer shall not be obligated to continue to pay the commitment fee, as set forth in Appendix B in respect of such unused amount.

8.    FEES -

      Customer shall pay when due a commitment fee as set forth in Appendix B.

9.    SUBSTITUTION -

      (a) If BNPP PB, Inc. sends a Facility Modification Notice, Customer may not substitute any collateral, provided that Customer may purchase and sell portfolio securities in the ordinary course of business consistent with its investment restrictions, provided further that BNPP PB, Inc. may permit substitutions upon request, which permission shall not be unreasonably withheld.

      (b) Prior to BNPP PB, Inc. sending a Facility Modification Notice, Customer may substitute collateral if such substitution does not result in a breach of any representation contained in Section 5 of the U.S. PB Agreement.

10.   COLLATERAL DELIVERY -

      If notice of a Collateral Requirement is sent to Customer: (i) on or before 11:00 a.m. on any Business Day, then Customer shall deliver all required Collateral no later than the close of business on such Business Day, and (ii) after 11:00 a.m. on any Business Day, then Customer shall deliver all required Collateral no later than the close of business on the immediately succeeding Business Day.

11.   REPRESENTATIONS AND WARRANTIES -

      Customer hereby makes all the representations and warranties set forth in
      Section 5 of the Account Agreement, which are deemed to refer to this Agreement, and such representations and warranties shall survive each transaction and the termination of the 40 Act Financing Agreements.

12.   FINANCIAL INFORMATION -

      (a)   Customer shall provide BNPP PB, Inc. with copies of -

            i. the most recent annual report of Customer containing financial statements certified by independent certified public accountants and prepared in accordance with generally accepted

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                  accounting principles in the United States, as soon as
                  available and in any event within 120 calendar days after the end of each fiscal year of Customer, provided that to the extent any such report has been filed with the U.S. Securities and Exchange Commission and are available on the EDGAR database it shall be deemed delivered to BNPP PB, Inc. on the date so available;

            ii. the most recent quarterly portfolio report of Customer, including performance returns and net asset value of Customer, as soon as available and in any event within 90 calendar days after the end of each calendar quarter, provided that to the extent any such financial statements have been filed with the U.S. Securities and Exchange Commission and are available on the EDGAR database they shall be deemed delivered to BNPP PB, Inc. on the date so available; and

            iii. the estimated net asset value statement of Customer as of any Business Day, within 1 Business Day of request by BNPP PB, Inc. to the extent not available from a publicly available source such as Bloomberg Professional Service.

      (b) Customer will promptly forward, or cause to be forwarded, to BNPP PB, Inc. notifications received via the Electronic Case Filing System of any Court Issued Filings. Additionally, no less than one time per week, Customer shall forward or cause to be forwarded, to BNPP PB, Inc. notifications received via the Electronic Case Filing System for all other filings made in connection with the Disclosed Legal Proceedings.

13.   TERMINATION -

      (a) At any time following the occurrence of a Facility Termination Event, BNPP shall have the right to terminate this Agreement, recall any Outstanding Debit Financing, modify any interest rate spread, fees, charges, or expenses (in each case, by not more than the Spread Increase Cap), and modify Collateral Requirements, in each case, in accordance with the timeframe specified in the U.S. PB Agreement.

      (b) At any time following the occurrence of a Default, the BNPP Entities may terminate any of the 40 Act Financing Agreements and take Default Action.


      (c)   Each of the following events constitutes a "DEFAULT":

            i. Customer fails to meet the Collateral Requirements within the time periods set forth in Section 10 and such failure is not cured within 1 Business Day after BNPP PB, Inc. delivers notice to Customer of such failure;

            ii. Customer fails to deliver the financial information within the time periods set forth in Section 12 and such failure, in respect of Sections 12(a)(i), 12(a)(ii) and 12(b) has not been remedied within five Business Days and, in respect of Section 12(a)(iii), has not been remedied within one Business Day;

            iii. the Net Asset Value of Customer declines below the Net Asset Value Floor (unless such decline is also an NAV Trigger Event);

            iv. any representation or warranty made or deemed made by Customer to BNPP PB, Inc. under any 40 Act Financing Agreement (including under Section 11 herein) proves false or misleading when made or deemed made;

            v. Customer fails to comply with or perform any other agreement or obligation under this Agreement or the other 40 Act Financing Agreements and such failure continues for five (5) Business Days;


            vi. Customer becomes bankrupt, insolvent, or subject to any bankruptcy, reorganization, insolvency or similar proceeding or all or substantially all its assets become subject to a

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                  suit, levy, enforcement, or other legal process where a
                  secured party maintains possession of such assets, has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger), seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets, has a secured party take possession of all or substantially all its assets, or takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

            vii. the occurrence of a repudiation, misrepresentation, material breach or the occurrence of a default, termination event or similar condition (howsoever characterized, which, for the avoidance of doubt, includes the occurrence of an Additional Termination Event under an ISDA Master Agreement between Customer and a BNPP Entity, if applicable) by or in respect of Customer under any contract with a BNPP Entity or affiliate of a BNPP Entity.

      (d)   Each of the following events constitutes a "FACILITY TERMINATION
            EVENT":

            i. the occurrence of a repudiation, misrepresentation, material breach or the occurrence of a default, termination event or similar condition (howsoever characterized, which, for the avoidance of doubt, includes the occurrence of an Additional Termination Event under an ISDA Master Agreement) by or in respect of Customer under any contract with a third party entity, where the sum of (A) the aggregate principal amount of any such contract (which, for the avoidance of doubt, includes any obligations with respect to borrowed money or other assets in connection with such contract) and (B) without duplication, any other due and unpaid obligations, is not less than $10,000,000;

            ii. there occurs any change in a BNPP Entity's or its affiliate's interpretation of any Applicable Law or any change in Applicable Law (including, for the avoidance of doubt, any new or amended rules, requests, guidelines, and directives promulgated in connection with current Applicable Law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act) which, in the reasonable opinion of counsel to such BNPP Entity, would have the effect with regard to such BNPP Entity of impeding or prohibiting the arrangements under the 40 Act Financing Agreements (including, but not limited to, imposing or adversely modifying or affecting the amount of regulatory capital to be maintained by a BNPP Entity); provided, however, that it shall not be a Facility Termination Event if there occurs a change in, or change in a BNPP Entity's interpretation of, any Applicable Law that impedes the arrangements under the 40 Act Financing Agreements if the following two conditions are met: 1) such impediment results solely in a cost increase to a BNPP Entity (as determined in its sole discretion) and 2) such cost increase is borne by Customer and reflected in an amendment to the Agreement, which may be accounted for by reflecting such cost increase via an adjustment to the fees and rates specified in Appendix B, effective as of the time such cost increase was incurred by such BNPP Entity or, for the avoidance of doubt, in any other manner, as determined by such BNPP Entity in its sole discretion;

            iii. the investment management agreement between Customer and its investment advisor ("ADVISOR") is terminated or the Advisor otherwise ceases to act as investment advisor of Customer; provided, however, such termination or cessation shall not constitute a Facility Termination Event if there is a replacement investment advisor appointed immediately who is acceptable to BNPP PB, Inc. in its sole discretion;

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            iv.   A violation of Section 18 of the 1940 ACT, except that proper reliance by Customer on any exemptive relief granted to it by the Securities and Exchange Commission will not be considered a violation of Section 18 of the 1940 Act; or

            v. Customer fails to make any filing necessary to comply with the rules of any exchange in which its shares are listed;

            vi. Customer's classification under the 1940 Act becomes something other than a "closed-end company" as defined under Section 5 of the 1940 Act;

            vii. Customer enters into any additional indebtedness with a party other than a BNPP Entity or its affiliates beyond the financing provided hereunder through the 40 Act Financing Agreements, including without limitation any further borrowings constituting 'senior securities' (as defined for purposes of Section 18 of the 1940 Act) or any promissory note or other evidence of indebtedness, whether with a bank or any other person provided, however, that the term "indebtedness" in this Section 13(d)(vii) shall exclude (A) any collateral pledged by Customer pursuant to a Credit Support Annex to an ISDA Master Agreement or in connection with listed call options transactions or (B) repurchase agreements pursuant to Customer's investment portfolio activities;

            viii. Customer changes its fundamental or material investment policies;

            ix. Customer pledges to any other party, other than a BNPP Entity or its affiliates, any securities owned or held by Customer over which Custodian has a lien; or

            x. As a result of the Disclosed Legal Proceedings, either of the following occurs: (i) initial adjudications of fines, damages, or other form of penalties against Customer or its property in excess of $1,000,000 in the aggregate (to the extent not covered by Customer's third party insurance) which remains undischarged, unvacated, unbonded or unstayed for a period of 60 days or (ii) BNPP PB, Inc. determines in a commercially reasonable manner that Customer has suffered a material adverse change that affects its ability to meet its Obligations under the Contracts as a result of any final adjudication of fines, damages, judgments or other form of penalties against the Customer or its property (including those arising from settlement) in excess of $1,000,000 in the aggregate (to the extent not covered by Customer's third party insurance).

      (e) Upon 90 calendar days' prior written notice, Customer may terminate this Agreement.

14.   RESERVED -

15.   NOTICES -

      Notices under this Agreement shall be provided pursuant to Section 12(a) of the Account Agreement.

16.   COMPLIANCE WITH APPLICABLE LAW -

      (a)   Notwithstanding any of the foregoing, if required by Applicable
            Law -

            i. the BNPP Entities may terminate any 40 Act Financing Agreement and any Contract;

            ii. BNPP PB, Inc. may recall any outstanding loan under the 40 Act Financing Agreements;

            iii.  BNPP PB, Inc. may modify the Collateral Requirements; and

            iv.   the BNPP Entities may take Default Action.

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      (b)   This Agreement will not limit the ability of BNPP PB, Inc. to change the product provided under this Agreement and the 40 Act Financing Agreements as necessary to comply with Applicable Law.

      (c) The BNPP Entities may exercise any remedies permitted under the Contracts (as if a Default had occurred) if Customer fails to comply with Applicable Law.

17.   MISCELLANEOUS -

      (a) In the event of a conflict between any provision of this Agreement and the other 40 Act Financing Agreements, this Agreement prevails.

      (b) This Agreement is governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws doctrine.

      (c) Sections 14 and 16(c) of the Account Agreement and the address for notices set forth after the Customer's signature in the U.S. PB Agreement are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

      (d) This Agreement may be executed in counterparts, each of which will be deemed an original instrument and all of which together will constitute one and the same agreement.

      (e) This Agreement and the other 40 Act Financing Agreements shall not be publicly distributed via syndication.

      (f) The Customer's Declaration of Trust is on file with the Secretary to the Commonwealth of Massachusetts. This Agreement is executed on behalf of the Customer by the Customer's officers as officers and not individually, and the obligations imposed upon the Customer by this Agreement are not binding upon any of the Customer's trustees, officers or shareholders individually, but are binding only upon the assets and property of the Customer.

      (g) Notwithstanding anything in the U.S. PB Agreement to the contrary, all Collateral will be held by the Customer's custodian pursuant to a Special Custody and Pledge Agreement among the Customer, BNPP PB, Inc. and Custodian.

(The remainder of this page is blank.)

















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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of  March 21, 2011.
                   ----------------------------------------------


                                FIRST  TRUST  STRATEGIC  HIGH  INCOME FUND II

                                By:   /s/ Mark R. Bradley
                                    ------------------------------------
                                    Name:  Mark R. Bradley
                                    Title: CFO


                                BNP PARIBAS PRIME BROKERAGE, INC.

                                By:   /s/ Jeffrey Lowe
                                    ------------------------------------
                                    Name:  Jeffrey Lowe
                                    Title: Managing Director







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                                                               Execution Version

APPENDIX A - COLLATERAL REQUIREMENTS
--------------------------------------------------------------------------------

THIS APPENDIX forms a part of the Committed Facility Agreement entered into between BNP Paribas Prime Brokerage, Inc. ("BNPP PB, INC.") and First Trust Strategic High Income Fund II ("CUSTOMER") (the "COMMITTED FACILITY AGREEMENT").

1.    COLLATERAL REQUIREMENTS -

      The Collateral Requirements in relation to all positions held in the accounts established pursuant to the 40 Act Financing Agreements (the "POSITIONS") shall be the greatest of:

      (a) the aggregate product of (x) the Collateral Percentage applicable to such Positions and (y) the Current Market Value of such respective Positions;


      (b) the sum of the collateral requirements of such Positions as per Regulation T of the Board of Governors of the Federal Reserve System, as amended from time to time;

      (c) the sum of the collateral requirements of such Positions as per New York Stock Exchange Rule 431, as amended from time to time; or

      (d)   40% of the Portfolio Gross Market Value.

2.    ELIGIBLE SECURITIES -

      (a) Positions in the following eligible equity and debt security types ("ELIGIBLE SECURITIES", which term shall exclude any securities described in Section 2(b)) are covered under the Committed Facility Agreement to the extent that BNPP PB, Inc. has a security interest acceptable to it in such positions:

            i. USD denominated common stock traded on the New York Stock Exchange, NASDAQ, NYSE Arca or NYSE AMEX Equities; or

            ii. USD denominated convertible and non-convertible corporate debt securities or preferred securities, provided that such securities be issued by an issuer incorporated in one of the following countries: USA, Canada, United Kingdom, France, Germany, Switzerland, Austria, Spain, Italy, The Netherlands, Finland, Belgium, Japan, Australia or Portugal.

      (b) Notwithstanding the foregoing, the following will not be part of the collateral commitment and shall have no collateral value (and, for the avoidance of doubt, shall be excluded from the Portfolio Gross Market Value for purposes of calculating the Collateral Requirements hereunder):

            iii. any security type not covered above, as determined by BNPP PB, Inc. in its sole discretion;

            iv.   any short security position;

            v. any security offered through a private placement or any restricted securities;

            vi. any security that is not maintained as a book-entry security on a major depository, such as The Depository Trust Company;

            vii. any securities that are municipal securities, asset-backed securities, mortgage securities, or Structured Securities (notwithstanding the fact that such securities would otherwise be covered);

            viii. any security that is not denominated in USD;

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                                                               Execution Version


            ix. any security where Customer or Customer's Advisor (A) is an Affiliate of the Issuer of the relevant equity securities or
                  (B) beneficially owns more than 9% of either (I) the voting interests of the Issuer or (II) any voting class of equity securities of the Issuer (in each case, whether such positions are held in accounts established pursuant to the 40 Act Financing Agreements or otherwise). For the avoidance of doubt, for purposes of determining beneficial ownership, any convertible debt of preferred debt shall be treated as converted;

            x. any equity security with a market capitalization of less than USD $300,000,000;

            xi. any Debt Security which (i) trades below 40% of its nominal value or (ii) is greater than 10% of the Issue Size;

            xii. to the extent that the Gross Market Value of Positions in any industry sector (as defined by Bloomberg) exceeds 35% of the Portfolio Gross Market Value, any Positions in excess of such 35% (and BNPP PB, Inc. shall determine in its sole discretion which specific securities shall be considered to be in excess of such 35%);

            xiii. to the extent that the Gross Market Value of all positions with a long-term debt rating of CCC+ or below by S&P or Caa1 or below by Moody's (excluding, for the avoidance of doubt, unrated securities), exceeds 25% of the Portfolio Gross Market Value, any Positions in excess of such 25% (and BNPP PB, Inc. shall determine in its sole discretion which specific securities shall be considered to be in excess of such 25%);

            xiv. any Positions with an Issuer Position Concentration equal to or greater than 10%;

            xv. any Positions with Days of Trading Volume equal to or greater than 10;

            xvi. any Positions with Equity Volatility equal to or greater than 100%; and

            xvii. any Debt Securities with a long-term debt rating that is below
                  CCC- by S&P or Caa3 by Moody's or any defaulted Debt
                  Securities.

3.    EQUITY SECURITIES COLLATERAL PERCENTAGE -

      The Collateral Percentage for a Position consisting of applicable Eligible Securities shall be:

            i. subject to paragraph ii below, the sum of (A) the Equity Core Collateral Rate and (B) the product of (1) the Equity Core Collateral Rate and (2) the sum of the Equity Concentration Factor, the Equity Liquidity Factor, and the Equity Volatility Factor, or

            ii. 100% if the product determined under paragraph (i) above is greater than 100%.

      (a)   EQUITY CONCENTRATION FACTOR.

            The "EQUITY CONCENTRATION FACTOR" shall be determined pursuant to the following table.

            ----------------------------------------------------------------------------------------
            ISSUER POSITION CONCENTRATION                       EQUITY CONCENTRATION FACTOR
            ----------------------------------------------------------------------------------------
            Less than 5%                                        0
            ----------------------------------------------------------------------------------------
            Equal to or greater than 5% and less than 10%       0.5
            ----------------------------------------------------------------------------------------


      (b)   EQUITY LIQUIDITY FACTOR.

            The "EQUITY LIQUIDITY FACTOR" shall be determined pursuant to the following table.

                                                               Execution Version


            ----------------------------------------------------------------------------------------
            DAYS OF TRADING VOLUME                              EQUITY LIQUIDITY FACTOR
            ----------------------------------------------------------------------------------------
            Less than 2 days                                    0
            ----------------------------------------------------------------------------------------
            Equal to or greater than 2 and less than 5 days     1
            ----------------------------------------------------------------------------------------
            Equal to or greater than 5 and less than 7 days     2
            ----------------------------------------------------------------------------------------
            Equal to or greater than 7 and less than 10 days    3
            ----------------------------------------------------------------------------------------


      (c)   EQUITY VOLATILITY FACTOR.

            The "EQUITY VOLATILITY FACTOR" shall be determined pursuant to the following table.

            ----------------------------------------------------------------------------------------
            EQUITY VOLATILITY                                   EQUITY VOLATILITY FACTOR
            ----------------------------------------------------------------------------------------
            Less than 20%                                       -0.15
            ----------------------------------------------------------------------------------------
            Equal to or greater than 20% and less than 35%      0
            ----------------------------------------------------------------------------------------
            Equal to or greater than 35% and less than 50%      0.5
            ----------------------------------------------------------------------------------------
            Equal to or greater than 50% and less than 75%      1
            ----------------------------------------------------------------------------------------
            Equal to or greater than 75% and less than 100%     2
            ----------------------------------------------------------------------------------------

4.    DEBT SECURITIES COLLATERAL PERCENTAGE -

      The Collateral Percentage for a Position consisting of applicable Debt Securities shall be the sum of (A) the Debt Core Collateral Rate and (B) the product of (1) the Debt Core Collateral Rate and (2) the Debt Concentration Factor.

      (a)   DEBT CORE COLLATERAL RATE.

            The "DEBT CORE COLLATERAL RATE" shall be determined pursuant to the following table, based on the credit rating of the Issuer, using the lower of the S&P or Moody's long-term debt rating as shown below; provided, that (i) if there is only one such rating, then the Debt Core Collateral Rate corresponding to such rating shall be used and
            (ii) if there is no such rating, then the Debt Core Collateral Rate shall be 60%.

            ----------------------------------------------------------------------------------------
            S&P RATING                 MOODY'S RATING           DEBT CORE COLLATERAL RATE
            ----------------------------------------------------------------------------------------
            BB- or higher              Ba3 or higher            30%
            ----------------------------------------------------------------------------------------
            B+ to B-                   B1 to B3                 40%
            ----------------------------------------------------------------------------------------
            CCC+ to CCC-               Caa1 to Caa3             60%
            ----------------------------------------------------------------------------------------


      (b)   DEBT CONCENTRATION FACTOR.

            The "DEBT CONCENTRATION FACTOR" shall be determined pursuant to the following table.

            ----------------------------------------------------------------------------------------
            ISSUER POSITION CONCENTRATION                       DEBT CONCENTRATION FACTOR
            ----------------------------------------------------------------------------------------
            Less than 5%                                        0
            ----------------------------------------------------------------------------------------
            Equal to or greater than 5% and less than 10%       0.5
            ----------------------------------------------------------------------------------------


5.    POSITIONS OUTSIDE THE SCOPE OF THIS APPENDIX -

      For the avoidance of doubt, the Collateral Requirements set forth herein are limited to the types and sizes of securities specified herein. The Collateral Requirement for any Position or part of a Position other than an Eligible Security shall be determined by BNPP PB, Inc. in its sole discretion.

                                                               Execution Version


6.    ONE-OFF COLLATERAL REQUIREMENTS -

      From time to time BNPP PB, Inc., in its sole discretion, may agree to a different Collateral Requirement than the Collateral Requirement determined by this Appendix for a particular Position; provided that, for the avoidance of doubt, the commitment in Section 6(a) of the Committed Facility Agreement shall apply only with respect to the Collateral Requirements based upon the Collateral Percentage determined pursuant to Sections 3 and 4 hereof and BNPP PB, Inc. shall have the right at any time to increase the Collateral Requirement for such Position up to the Collateral Requirement that would be required as determined in accordance to Sections 3 and 4 hereof.

7.    CERTAIN DEFINITIONS -

      (a) "AFFILIATE" means an affiliate as defined in Rule 144(a)(1) under the Securities Act of 1933.

      (b)   "BLOOMBERG" means the Bloomberg Professional service.

      (c) "COLLATERAL PERCENTAGE" means the percentage as determined by BNPP PB, Inc. according to this Appendix A.

      (d) "CURRENT MARKET VALUE" means with respect to a Position, an amount equal to the product of (i) the number of units of the relevant security and (ii) the price per unit of the relevant security (determined by BNPP PB, Inc.).

      (e) "DAYS OF TRADING VOLUME" means with respect to an equity security, an amount equal to the quotient of (i) the number of shares of such security constituting the Position, as numerator and (ii) the 90-day average daily trading volume of such security as shown on Bloomberg (or, if the 90-day average daily trading volume of such security is unavailable, the 30-day average daily trading volume of such security, as determined by BNPP PB, Inc. in its sole discretion), as denominator.

      (f) "DEBT SECURITY" means convertible and non-convertible preferred securities and corporate debt securities.

      (g)   "EQUITY CORE COLLATERAL RATE" means 15%.

      (h) "EQUITY VOLATILITY" means with respect to an equity security, the 90-day historical volatility of such security as determined by BNPP PB, Inc. in its sole discretion or, if the 90-day historical price volatility of such security is unavailable, the 30-day historical price volatility of such security as determined by BNPP PB, Inc. in its sole discretion.

      (i) "GROSS MARKET VALUE" of one or more Positions means an amount equal to the sum of all Current Market Values of all such Positions, where, for the avoidance of doubt, the Current Market Value of each Position is expressed as a positive number whether or not such Position is held long.

      (j) "ISSUER" means, with respect to a security, the issuer of such security.

      (k) "ISSUER POSITION CONCENTRATION" means with respect to a Position issued by an Issuer, an amount equal to the quotient of (i) the Gross Market Value of all Positions (whether debt or equity) issued by the same Issuer, as numerator and (ii) the Portfolio Gross Market Value, expressed as a percentage.

      (l) "ISSUE SIZE" means with respect to a Position in a Debt Security of an Issuer, the Current Market Value of all such Debt Securities issued by the Issuer and still outstanding.

                                                               Execution Version


      (m)   "MOODY'S" means Moody's Investor Service, Inc.

      (n) "PORTFOLIO GROSS MARKET VALUE" means the Gross Market Value of all of the Positions that are Eligible Securities.

      (o) "STRUCTURED SECURITIES" means any security (i) the payment to a holder of which is linked to a different security, provided that such different security is issued by a different issuer or (ii) structured in such a manner that the credit risk of acquiring the security is primarily related to an entity other than the issuer of the security itself.

      (p) "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                                                               Execution Version

                                   APPENDIX B

                                    PRICING

--------------------------------------------------------------------------------
                   FIRST TRUST STRATEGIC HIGH INCOME FUND II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 FINANCING RATE
--------------------------------------------------------------------------------

                              CUSTOMER DEBIT RATE

                               3M LIBOR + 80 bps

                                    ISO CODE

                                      USD

--------------------------------------------------------------------------------
                                 COMMITMENT FEE
--------------------------------------------------------------------------------

Customer shall pay a commitment fee to BNPP PB, Inc. equal to 80 bps on the amount of undrawn Maximum Commitment Financing, to be paid when the amount calculated under the Financing Rate above is due.